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                                                                     Exhibit 4.2

                               OPTIONSXPRESS, INC.
                             REGISTRATION AGREEMENT

          THIS AGREEMENT is made as of [Insert Closing Date], 2004 by and among optionsXpress, Inc., a Delaware corporation (the "COMPANY"), the Persons listed on the SCHEDULE OF INVESTORS attached hereto (each, an "INVESTOR" and collectively, the "INVESTORS"), and the Persons listed on the SCHEDULE OF DESIGNATED OTHER STOCKHOLDERS attached hereto (each, a "DESIGNATED OTHER STOCKHOLDER" and collectively, the "DESIGNATED OTHER STOCKHOLDERS").

          WHEREAS, the parties to this Agreement are parties to a Stock Purchase and Recapitalization Agreement dated as of December 17, 2003 (the
"RECAPITALIZATION AGREEMENT");

          WHEREAS, in order to induce the Investors to enter into the Recapitalization Agreement and consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement;

          WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under the Recapitalization Agreement; and

          WHEREAS unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 9 hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   DEMAND REGISTRATIONS.

          (a) REQUESTS FOR REGISTRATION. Subject to the terms and conditions of this paragraph 1, at any time after the third anniversary of the Closing under the Recapitalization Agreement or such earlier time as the Company has completed an initial public offering of its Common Stock under the Securities Act (an "INITIAL PUBLIC OFFERING"), each of (i) the holders of a majority of the Investor Registrable Securities and (ii) the holders of a majority of the Other Registrable Securities may request registration under the Securities Act of all or any portion of their Investor Registrable Securities or Other Registrable Securities, as the case may be, on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS"), and the holders of a majority of the Investor Registrable Securities or the holders of a majority of the Other Registrable Securities, as the case may be, may each request registration under the Securities Act of all or any portion of their Investor Registrable Securities or Other Registrable Securities, as the case may be, on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM REGISTRATIONS") if available. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "DEMAND REGISTRATIONS." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of distribution. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Investor Registrable Securities and Other

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Registrable Securities and, subject to the terms of paragraph (d) hereof, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Investor Registrable Securities and Other Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b) LONG-FORM REGISTRATIONS. (i) The holders of a majority of the Investor Registrable Securities shall be entitled to request two (2) Long-Form Registrations in which the Company shall pay all Registration Expenses. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and unless the holders of Investor Registrable Securities are able to register and sell at least two-thirds of the Investor Registrable Securities requested to be included in such registration; PROVIDED THAT in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective (subject to the next sentence) and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder. Notwithstanding the foregoing, if a Long-Form Registration is withdrawn by the holders of Investor Registrable Securities who requested such registration prior to the time that it has become effective for reasons other than the disclosure of information concerning the Company that is materially adverse to the Company or its stock price (which disclosure is made after the date such registration is requested pursuant to paragraph 1(a) above), such Long-Form Registration shall count as one of the permitted Long-Form Registrations hereunder unless the holders of Investor Registrable Securities reimburse the Company for all of the Registration Expenses incurred by the Company prior to such withdrawal.

               (ii) The holders of a majority of the Other Registrable Securities shall be entitled to request two (2) Long-Form Registrations in which the Company shall pay all Registration Expenses (PROVIDED THAT such Long-Form Registration must constitute a Qualified Public Offering (as defined in the Company's Certificate of Incorporation) if it is the Company's Initial Public Offering). A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and unless the holders of Other Registrable Securities are able to register and sell at least two-thirds of the Other Registrable Securities requested to be included in such registration; PROVIDED THAT in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective (subject to the next sentence) and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder. Notwithstanding the foregoing, if a Long-Form Registration is withdrawn by the holders of Other Registrable Securities who requested such registration prior to the time that it has become effective for reasons other than the disclosure of information concerning the Company that is materially adverse to the Company or its stock price (which disclosure is made after the date such registration is requested pursuant to paragraph 1(a) above), such Long-Form Registration shall count as one of the permitted Long-Form Registrations hereunder unless the holders of Other Registrable Securities reimburse the Company for all of the Registration Expenses incurred by the Company prior to such withdrawal.

          (c) SHORT-FORM REGISTRATIONS. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), the holders of Investor Registrable Securities shall be

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entitled to request an unlimited number of Short-Form Registrations in which the
Company shall pay all Registration Expenses; PROVIDED THAT the aggregate offering value of the Investor Registrable Securities requested to be registered in any Short-Form Registration must equal at least $5,000,000. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), the holders of Other Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; PROVIDED THAT the aggregate offering value of the Other Registrable Securities requested to be registered in any Short-Form Registration must equal at least $5,000,000. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its reasonable efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. Notwithstanding the foregoing, if a Short-Form Registration is not an underwritten registration, the Company shall not be required to include in any such Short-Form Registration any Investor Registrable Securities or any Other Registrable Securities held by any such holder if such holder (and all other Persons whose securities must be aggregated at such time with those of such holder under Rule 144), at the time of filing of the registration statement for such Short-Form Registration, would be permitted to sell all of the Investor Registrable Securities or Other Registrable Securities then held by such holder, without registration, pursuant to Rule 144 during the 90-day period commencing upon any such Short-Form Registration.

          (d) PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities or Other Registrable Securities, as the case may be, initially requesting such registration, the Company shall include in any such registration (i) FIRST, such number of Investor Registrable Securities requested to be included in such registration which does not exceed the then-current value of the Investor Priority, pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities owned by each such holder, and (ii) SECOND, any other Investor Registrable Securities and Other Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder immediately prior to such registration.

          (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of the Company's Initial Public Offering or within 90 days after the effective date of a previous Demand Registration. The Company may postpone for up to 120 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's Board of Directors reasonably determines in its good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any financing, sale, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; PROVIDED THAT in such event, the holders of Investor Registrable Securities

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or Other Registrable Securities, as the case may be, initially requesting such
Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

          (f) SELECTION OF UNDERWRITERS. The Company shall have the right to select the investment banker(s) and manager(s) to administer the Company's Initial Public Offering so long as such investment banker(s) and manager(s) are of recognized national standing. If any Demand Registration (other than the Company's Initial Public Offering) is an underwritten offering, the holders of a majority of either the Investor Registrable Securities or Other Registrable Securities, as the case may be, initially requesting such registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld or delayed so long as such investment banker(s) and manager(s) are of recognized national standing.

          (g) OTHER REGISTRATION RIGHTS. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities; PROVIDED, HOWEVER, that the Company may grant rights to participate in any Demand Registrations or Piggyback Registrations so long as such rights are subordinate to the priority rights of the holders of Investor Registrable Securities with respect to the Investor Priority.

          2.   PIGGYBACK REGISTRATIONS.

          (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4, Form S-8 or any successor forms) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice to all holders of Investor Registrable Securities and Other Registrable Securities of its intention to effect such a registration and, subject to the terms of paragraphs 2(c) and 2(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Investor Registrable Securities and Other Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice. Notwithstanding the foregoing, if a Piggyback Registration is not an underwritten registration, the Company shall not be required to include in any such Piggyback Registration any Investor Registrable Securities or any Other Registrable Securities held by any such holder if such holder (and all other Persons whose securities must be aggregated at such time with those of such holder under Rule 144), at the time of filing of the registration statement for such Piggyback Registration, would be permitted to sell all of the Investor Registrable Securities or Other Registrable Securities then

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held by such holder, without registration, pursuant to Rule 144 during the
90-day period commencing upon any such Piggyback Registration.

          (b) PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities and Other Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) FIRST, the securities the Company proposes to sell, (ii) SECOND, such number of Investor Registrable Securities requested to be included in such registration which does not exceed the then-current value of the Investor Priority, pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities owned by each such holder, and (iii) THIRD, any other Investor Registrable Securities and Other Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder immediately prior to such registration.

          (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) FIRST, the securities requested to be included therein by the holders requesting such registration and the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder (PROVIDED THAT the number of Investor Registrable Securities included in such registration pursuant to this clause (i) does not exceed the then-current value of the Investor Priority, which number of Investor Registrable Securities included pursuant to this clause (i) shall be allocated pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities owned by each such holder), and (ii) SECOND, any other Investor Registrable Securities, Other Registrable Securities and other securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of securities owned by each such holder immediately prior to such registration.

          (e) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, Form S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

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          3.   HOLDBACK AGREEMENTS.

          (a) No holder of Investor Registrable Securities or Other Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 180-day period beginning on the effective date of the Company's Initial Public Offering, or during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or underwritten Piggyback Registration (other than the Company's Initial Public Offering), except as part of any such underwritten registration, unless the underwriters managing the registered public offering otherwise agree in writing. The Company shall give the holders of Investor Registrable Securities and Other Registrable Securities written notice at least twenty (20) days prior to the commencement of any holdback period in connection with any such underwritten Demand Registration or underwritten Piggyback Registration. Notwithstanding the foregoing, this paragraph 3(a) shall not be applicable to or otherwise be binding on the holders of Investor Registrable Securities unless the Company causes all of its executive officers and directors (other than the Investor Director as defined in the Stockholders Agreement) to be similarly bound and the Company complies with its obligations under paragraph 3(b) below in connection with any such offering.

          (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during such period of time (not to exceed 180 days in connection with the Company's Initial Public Offering or 90 days in all other cases, as may be determined by the underwriters managing such underwritten registration) following the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree in writing, and (ii) shall cause each holder (other than the Investors) of at least 2% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

          4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Investor Registrable Securities or Other Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable efforts to effect the registration and the sale of all securities hereunder in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective (PROVIDED THAT before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each counsel selected by the holders of a

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majority of the Investor Registrable Securities, on the one hand, and the holders of a majority of the Other Registrable Securities, on the other hand, covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and reasonable comments of each such counsel);

          (b) notify each holder of Registrable Securities to be sold thereunder of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 120 days or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of securities thereunder by any underwriter or dealer or (ii) such shorter period as shall terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the securities to be sold thereunder owned by such seller;

          (d) use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (PROVIDED THAT the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed,

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to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Investor Registrable Securities and/or the holders of a majority of the Other Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (i) subject to reasonable and customary confidentiality restrictions, make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (k) permit any holder of Registrable Securities which holder, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable efforts promptly to obtain the withdrawal of such order;

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          (m)  use its reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

          (n) to the extent available pursuant to applicable accounting standards, obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Investor Registrable Securities and/or the holders of a majority of the Other Registrable Securities being sold reasonably request;

          (o) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

          (p) notwithstanding any provision of this paragraph 4 to the contrary, the Company shall not be required to amend or supplement a registration statement prospectus if (i) such amendment or supplement would require the Company to disclose a material financing, acquisition or other transaction then being pursued by the Company and the Company's board of directors shall determine in good faith that such disclosure is not in the best interests of the Company or would have a material adverse effect on such transaction or (ii) the Company's board of directors shall determine in good faith that there is a valid business purpose or reason for suspending the use of the prospectus in accordance with paragraph 4(l) hereof instead of making such amendment or supplement; PROVIDED THAT (A) the Company shall supplement or amend such registration statement prospectus promptly following the resolution of any such matters (and in any event within 120 days following the date that the Company notified the holders of Registrable Securities in writing that it would not be preparing such supplement or amendment), (B) in any such event, the holders of Investor Registrable Securities or Other Registrable Securities, if any, initially requesting such registration (if a Demand Registration) shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration and (C) the Company may exercise its rights under this paragraph 4(p) only once in any twelve-month period.

          5. CERTAIN OBLIGATIONS OF HOLDERS OF INVESTOR REGISTRABLE SECURITIES AND OTHER REGISTRABLE SECURITIES. Each holder of Investor Registrable Securities and Other Registrable Securities that sells such securities pursuant to a registration under this Agreement agrees as follows:

          (a) Such holder (if such holder is an employee of the Company) shall cooperate with the Company (as reasonably requested by the Company) in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective such registration statement, each holder of Investor Registrable Securities and

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Other Registrable Securities that is participating in such registration shall provide to the Company, in writing, for use in the applicable registration statement, all such information regarding such seller and its plan of distribution of such securities as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus covering such securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

          (b) During such time as such seller may be engaged in a distribution of such securities, such seller shall distribute such securities under the registration statement solely in the manner described in the registration statement.

          6.   REGISTRATION EXPENSES.

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne by the Company as provided in this Agreement, and the Company shall also pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system. Notwithstanding anything to the contrary contained herein, each seller of securities pursuant to a registration under this Agreement shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such seller's account.

          (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Investor Registrable Securities and the holders of Other Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities included in such registration and one counsel chosen by the holders of a majority of the Other Registrable Securities included in such registration.

          7.   INDEMNIFICATION.

          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Investor Registrable Securities and each holder of Other Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Investor Registrable Securities and each holder of Other Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by such holder expressly for use therein, or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a reasonably sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Investor Registrable Securities and the holders of Other Registrable Securities.

          (b) In connection with any registration statement in which a holder of Investor Registrable Securities or Other Registrable Securities is participating, each such holder shall furnish to the Company and the managing underwriter in writing such information and affidavits as the Company or the managing underwriter reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; PROVIDED THAT the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (PROVIDED THAT the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment (based on the written advice of its counsel) a conflict of interest between such indemnified and indemnifying parties may reasonably be expected to exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party (based on the written advice of its counsel) a conflict of interest may reasonably be expected to exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by paragraph 7(a) or 7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 7(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in paragraph 7(c), defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The sellers' obligations in this paragraph 7(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

          (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

          8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the

Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; PROVIDED THAT no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution), or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in paragraph 7 hereof, or to agree to any lock-up or holdback restrictions, except as otherwise specifically provided in paragraph 3(a) hereof.

          9. DEFINITIONS. (a) "INVESTOR PRIORITY" means an amount of Investor Registrable Securities equal to $50,000,000 in the aggregate less the aggregate value (based on the public offering price determined as of the date of sale) of all Investor Registrable Securities sold from time to time prior to the date of such determination in an offering to the public registered pursuant to this Agreement.

          (b) "INVESTOR REGISTRABLE SECURITIES" means (i) any Common Stock issued or issuable upon the conversion of any Series A Convertible Preferred Stock issued pursuant to the Recapitalization Agreement, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) or (ii) above. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. As to any particular Investor Registrable Securities held by the Investors, such securities shall also cease to be Investor Registrable Securities when they have been distributed by the Investors to any of their direct or indirect partners or members. For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Registrable Securities, and the Investor Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Investor Registrable Securities hereunder.

          (c) "OTHER REGISTRABLE SECURITIES" means (i) any Common Stock held by any Designated Other Stockholder, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary.

          (d) "REGISTRABLE SECURITIES" means, collectively, Investor Registrable Securities and Other Registrable Securities.

          (e) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Recapitalization Agreement.

          10.  MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement, or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          (c) REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

          (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, the holders of a majority of the Investor Registrable Securities and the holders of a majority of the Other Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Investor Registrable Securities or Other Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Investor Registrable Securities or Other Registrable Securities, as the case may be.

          (f) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (h) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (i) GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (j) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor and Designated Other Stockholder at the address indicated on the SCHEDULE OF INVESTORS and SCHEDULE OF DESIGNATED OTHER STOCKHOLDERS, respectively, attached hereto and to the Company at the address indicated below:

               optionsXpress, Inc.
               39 South LaSalle Street
               Suite 220
               Chicago, Illinois  60603
               Telephone:  (888) 280-8020
               Telecopy:   (312) 629-5256
               Attention:  President

               WITH A COPY TO:
               (which shall not constitute notice to the Company)

               KMZ Rosenman
               525 West Monroe Street
               Suite 1600
               Chicago, Illinois  60661-3693
               Telephone:  (312) 902-5200
               Telecopy:   (312) 902-1061
               Attention:  Mathew Brown, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the date first written above.

                                          OPTIONSXPRESS, INC.


                                          By:   /s/ DAVID KALT
                                                --------------------------------
                                          Its:  President
                                                --------------------------------


                                          SUMMIT VENTURES VI-A, L.P.

                                          By:   Summit Partners VI (GP), L.P.
                                          Its:  General Partner

                                          By:   Summit Partners VI (GP), LLC
                                          Its:  General Partner

                                          By:   /s/ BRUCE EVANS
                                                --------------------------------
                                          Its:  Member


                                          SUMMIT VENTURES VI-B, L.P.

                                          By:   Summit Partners VI (GP), L.P.
                                          Its:  General Partner

                                          By:   Summit Partners VI (GP), LLC
                                          Its:  General Partner

                                          By:   /s/ BRUCE EVANS
                                                --------------------------------
                                          Its:  Member


                                          SUMMIT VI ADVISORS FUND, L.P.

                                          By:   Summit Partners VI (GP), L.P.
                                          Its:  General Partner

                                          By:   Summit Partners VI (GP), LLC
                                          Its:  General Partner

                                          By:   /s/ BRUCE EVANS
                                                --------------------------------
                                          Its:  Member

                                          SUMMIT VI ENTREPRENEURS FUND, L.P.

                                          By:   Summit Partners VI (GP), L.P.
                                          Its:  General Partner

                                          By:   Summit Partners VI (GP), LLC
                                          Its:  General Partner

                                          By:   /s/ BRUCE EVANS
                                                --------------------------------
                                          Its:  Member


                                          SUMMIT INVESTORS VI, L.P.

                                          By:   Summit Partners VI (GP), L.P.
                                          Its:  General Partner

                                          By:   Summit Partners VI (GP), LLC
                                          Its:  General Partner

                                          By:   /s/ BRUCE EVANS
                                                --------------------------------
                                          Its:  Member


                                          G-BAR LIMITED PARTNERSHIP

                                          By:   /s/ JAMES GRAY
                                                --------------------------------
                                          Its:  General Partner


                                          AVRUM GRAY DELTA TRUST FOR JIM
                                          U/A/D JUNE 7, 2002

                                          By:   /s/ JAMES GRAY
                                                --------------------------------
                                          Its:  Trustee


                                          /s/ DAVID KALT
                                          --------------------------------------
                                          David Kalt

                                          /s/ NED BENNETT
                                          --------------------------------------
                                          Ned Bennett

                              SCHEDULE OF INVESTORS

Summit Ventures VI-A, L.P.
Summit Ventures VI-B, L.P.
Summit VI Advisors Fund, L.P.
Summit VI Entrepreneurs Fund, L.P.
Summit Investors VI, L.P.

c/o Summit Partners, L.P.
222 Berkeley Street
18th Floor
Boston, Massachusetts  02116
Telephone:   (617) 824-1000
Telecopy:    (617) 824-1100
Attention:   Mr. Bruce R. Evans

WITH A COPY TO:
(which shall not constitute notice to the Investors)

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois  60601
Telephone:   (312) 861-2000
Telecopy:    (312) 861-2200
Attention:   Ted H. Zook, P.C.

                    SCHEDULE OF DESIGNATED OTHER STOCKHOLDERS

G-Bar Limited Partnership
440 S. LaSalle Street, Suite 650
Chicago, IL 60605
Attention:   James Gray

Avrum Gray Delta Trust for Jim U/A/D June 7, 2002
440 S. LaSalle Street, Suite 650
Chicago, IL 60605
Attention:   Avrum Gray

David Kalt
39 S. LaSalle Street, Suite 220
Chicago, IL 60603

Ned Bennet
200 Granada Street
El Paso, TX 79912